As filed with the Securities and Exchange Commission on May 19, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENSCO International Incorporated

(Exact name of registrant as specified in its charter)

Delaware	76-0232579
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas	75201-3331
(Address of principal executive offices)	(Zip code)

ENSCO INTERNATIONAL INCORPORATED 2005 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(Name and address of agent for service)

(214) 397-3000

(Telephone number, including area code, of agent for service)

Copy to:

Daniel W. Rabun

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

(214) 978-3000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
2005 Long-Term Incentive Plan Common Stock, par value $.10 per share	10,000,000	$29.79	$297,900,000	$35,062.83

(1)	Pursuant to Rule 416(c), this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the ENSCO International Incorporated 2005 Long-Term Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based on the average high and low per share prices of the common stock as reported by the New York Stock Exchange on May 16, 2005.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents that ENSCO International Incorporated (the “Registrant”) has filed with or furnished to the Commission are incorporated in this Registration Statement by reference and made a part hereof:

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

(c)	The description of the Registrant’s common stock contained in the registration statement on Form 8-B filed with the Commission on November 12, 1987, and the Registration Statement on Form 8-A filed with the Commission on February 3, 1981, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that, subject to specific limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any individual who is made a party or threatened to be made a party to any third party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him or her in connection with the action, if the individual:

•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Moreover, to the extent a present or former director or officer is successful in the defense of the action, suit or proceeding, the DGCL requires a corporation to indemnify the individual for reasonable expenses incurred thereby.

Article 15 of the Registrant’s certificate of incorporation provides, in general, that the Registrant must, to the full extent authorized or permitted by law, indemnify its directors and officers under certain of the circumstances defined in Section 145 of the DGCL, and that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for any breach of such director’s fiduciary duty, with certain exceptions. Article 15 further allows the Registrant to purchase and maintain insurance on behalf of the Registrant’s directors, officers, employees or agents and to provide for such indemnification by means of a trust fund, security interest, letter of credit, surety bond, contract and/or similar arrangement. The directors and officers of the Registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by the Registrant. The Registrant has also entered into agreements with its officers and directors which essentially provide that the Registrant will indemnify the officers and directors to the extent set forth in the Registrant’s certificate of incorporation and bylaws.

Article VII, Section 8 of the Registrant’s bylaws provides that the Registrant must indemnify its officers, directors, employees and agents to the full extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	ENSCO International Incorporated 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit C to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005).

4.3	Revised and Restated Bylaws of the Registrant, effective November 9, 2004 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2004, File No. 001-08097).

5.1*	Opinion of Baker & McKenzie LLP

15.1*	Letter from Independent Registered Public Accounting Firm regarding unaudited interim financial information

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24	Power of Attorney (included in the signature pages of this Registration Statement)

*	filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 19, 2005.

ENSCO INTERNATIONAL INCORPORATED

By:	/s/ Carl F. Thorne
Carl F. Thorne
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Carl F. Thorne to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as each of them deems appropriate, and each such person hereby appoints Carl F. Thorne as attorney-in-fact to execute in the name and on behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Carl F. Thorne Carl F. Thorne	Chairman of the Board and Chief Executive Officer	May 19, 2005

/s/ J.W. Swent J.W. Swent	Senior Vice President - Chief Financial Officer	May 19, 2005

/s/ H. E. Malone, Jr. H. E. Malone, Jr.	Vice President – Finance	May 19, 2005

/s/ David A. Armour David A. Armour	Controller	May 19, 2005

/s/ David M. Carmichael David M. Carmichael	Director	May 19, 2005

/s/ Gerald W. Haddock Gerald W. Haddock	Director	May 19, 2005

/s/ Thomas L. Kelly II Thomas L. Kelly II	Director	May 19, 2005

/s/ Morton H. Meyerson Morton H. Meyerson	Director	May 19, 2005

/s/ Rita M. Rodriguez Rita M. Rodriguez	Director	May 19, 2005

/s/ Paul E. Rowsey, III Paul E. Rowsey, III	Director	May 19, 2005

/s/ Joel V. Staff Joel V. Staff	Director	May 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	ENSCO International Incorporated 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit C to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005).

4.3	Revised and Restated Bylaws of the Registrant, effective November 9, 2004 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2004, File No. 001-08097).

5.1*	Opinion of Baker & McKenzie LLP

15.1*	Letter from Independent Registered Public Accounting Firm regarding unaudited interim financial information

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24	Power of Attorney (included in the signature pages of this Registration Statement)

*	filed herewith